Exhibit 99.1

PBF Logistics LP Announces Intention to Offer $150 Million

of Additional 6.875% Senior Notes due 2023

PARSIPPANY, NJ – October 3, 2017 – PBF Logistics LP (the “Partnership”) (NYSE:PBFX) today announced that it intends to offer $150 million aggregate principal amount of additional 6.875% Senior Notes due 2023 (the “notes”). The Partnership intends to use the net proceeds from the offering to repay a portion of the indebtedness outstanding under its revolving credit facility and for general partnership purposes.

The notes will be issued as additional notes under the indenture governing the Partnership’s 6.875% Senior Notes due 2023 that were issued on May 12, 2015 (the “existing notes”). The notes are expected to be treated as a single series with the existing notes and will have the same terms as those of the existing notes, except that (i) the notes will be subject to a separate registration rights agreement and (ii) the notes will be issued initially under CUSIP numbers different from the existing notes. Holders who exchange their notes in a future registered exchange offer will receive registered notes that are expected to share a single CUSIP number with the existing notes and it is expected that such notes and the existing notes will thereafter be fungible.

The notes will be offered in a private placement and are expected to be resold by the initial purchasers to qualified institutional buyers under Rule 144A and to persons outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The offer of the notes will be made only by means of an offering memorandum to qualified investors and has not been registered under the Securities Act or any applicable state securities laws, and the notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Cautionary Statement on Forward-Looking Statements

This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting the Partnership’s logistics and other assets, and other risks inherent in the Partnership’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see the Partnership’s filings with the SEC including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP

PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

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Contacts:

Colin Murray (investors)

ir@pbfenergy.com

Tel: 973.455.7578

Michael C. Karlovich (media)

mediarelations@pbfenergy.com

Tel: 973.455.8994